                                                                    EXHIBIT 11.1

                            PAGEMART WIRELESS, INC.

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
                                                                    YTD ENDED JUNE 13, 1996
                                                             -------------------------------------
                                                               NUMBER       PERCENT     EQUIVALENT
                                                             OF SHARES    OUTSTANDING     SHARES
                                                             ----------   -----------   ----------
COMMON STOCK
  From Founders' Stock.....................................   2,300,000     100.00%      2,300,000
  Stock Options Exercised..................................     537,414      99.47%        534,581
  Preferred Stock Converted to Common Stock................  15,310,943     100.00%     15,310,943
  1994 Common Stock Offerings..............................  11,242,857     100.00%     11,242,857
  1995 Common Stock Offerings..............................   4,323,874     100.00%      4,323,874
                                                             ----------                 ----------
                                                             33,715,088                 33,712,255
Adjustments to outstanding shares:
  Add Exercises for 6/13/95 - 6/13/96 at 100%..............                   2,833
  Add Shares Issuable upon Exchange of Shares in PageMart
     Canada Holding........................................                 714,286
  Add Weighted Average Grants Issued 6/13/95 - 6/13/96.....                 261,869
                                                                            -------
Total adjustments to outstanding shares:...................                 978,988
                                                                                        ----------
Weighted Average Shares Outstanding (as adjusted) at
  6/13/96..................................................                             34,691,243
6/13/96 Shares Weighted at 165 days........................                             15,639,494
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
                                                              JUNE 14 THROUGH DECEMBER 31, 1996
                                                           ---------------------------------------
                                                             NUMBER       PERCENT      EQUIVALENT
                                                           OF SHARES    OUTSTANDING      SHARES
                                                           ----------   -----------   ------------
COMMON STOCK
  From Founders' Stock...................................   2,300,000     100.00%        2,300,000
  Stock Options Exercised................................     595,983      93.82%          559,154
  Preferred Stock Converted to Common Stock..............  15,310,943     100.00%       15,310,943
  1994 Common Stock Offerings............................  11,242,857     100.00%       11,242,857
  1995 Common Stock Offerings............................   4,323,874     100.00%        4,323,874
  1996 Common Stock Offerings............................   6,000,000     100.00%        6,000,000
  Employee Stock Purchase Plan Shares Issued.............      31,275       0.50%              156
                                                           ----------                 ------------
                                                           39,804,932                   39,736,984
Weighted Average Shares Outstanding at 12/31/96..........                               39,736,984
12/31/96 Shares Weighted at 201 days.....................                               21,822,770
WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and
  12/31/96...............................................                               37,462,264
NET LOSS.................................................                             $(48,598,000)
NET LOSS PER SHARE.......................................                             $      (1.30)
                                                                                      ============
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